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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    --------
                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 1998



                         FIREARMS TRAINING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   0-21773           57-0777018
(State or other jurisdiction of    (Commission       (I.R.S. Employer
 incorporation or organization)     File Number)     Identification No.)


                            7340 MCGINNIS FERRY ROAD
                             SUWANEE, GEORGIA 30024
                    (Address of principal executive offices)


                         TELEPHONE NUMBER (770) 813-0180
              (Registrant's telephone number, including area code)


                                    NO CHANGE
         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

         On March 6, 1998 the Registrant issued the following press release:

                    FATS PURCHASES SIMTRAN TECHNOLOGIES, INC.

MARCH 6, 1998, SUWANEE (ATLANTA), GA - Firearms Training Systems, Inc. ("FATS") (Nasdaq: FATS), today announced that it has completed the purchase for cash all of the outstanding stock of Simtran Technologies, Inc. ("Simtran"), a Canadian-based simulation company.

Simtran has contracts to develop and deliver three unique products: an air defense missile trainer; an appended armored vehicle crew trainer; and a stand-alone armored vehicle crew trainer. In addition, Simtran has fielded an anti-armor missile system trainer. Simtran operates in a 38,800 square foot facility in Montreal and has 91 employees, including 39 engaged in research and development activities.

"Simtran's dedicated and talented employees along with their products fit nicely into FATS' plans for the future. We believe that Simtran's operations and products combined with FATS(R) small arms and indirect fire training systems will provide our worldwide customer base a full range of simulation training systems," said Peter Marino, Chief Executive Officer and President of FATS.

FATS has not yet completed the allocation of the purchase price to the net assets acquired; however, FATS expects that up to $4 million will be allocated to in-process research and development and expensed immediately in the current statement of operations.

Firearms Training Systems, Inc. is the leading worldwide producer of interactive simulation systems designed to provide training in the handling and use of small and supporting arms to military and law enforcement agencies and for hunter and sports training; and, with the Simtran acquisition, will add air defense and armored vehicle training products. Over its 13 year history, the Company has developed over 180 types of simulated weapons and more than 1,000 training scenarios. To date, the Company has sold more than 2,500 FATS(R) systems in the U.S. and over 30 other countries.

Certain of the foregoing information are forward-looking statements regarding future events or the future financial performance of the Company, and are subject to a number of risks and other factors which could cause the actual results to differ materially from those contained in the forward-looking statements. Among such factors including those discussed above are: general business and economic conditions; the company's success in competing for new contract awards; customer acceptance of and demand for the Company's new products; the Company's overall ability to design, test, and introduce new products on a timely basis; the cyclical nature of the markets addressed by the Company's products; and the risk factors listed from time to time in documents on file with the SEC.

FOR IMMEDIATE RELEASE
CONTACT:  INVESTOR RELATIONS
          (770) 622-3236

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED:  March 17, 1998

                           FIREARMS TRAINING SYSTEMS, INC.
                                   (Registrant)





                           /s/  David A. Apseloff
                           -----------------------------------------------------
                           David A. Apseloff
                           Vice President, Chief Financial Officer and Treasurer





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